LOAN AND SECURITY AGREEMENT

                                 by and between

                      SPICE ENTERTAINMRNT COMPANIES, INC.

                                       and

                                MADELEINE L.L.C.

                          Dated as of January 15, 1997





                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 15, 1997, between MADELEINE L.L.C., a New York limited liability company ("Lender"), with a place of business located at 950 Third Avenue, 20th Floor, New York, New York 10022 and SPICE ENTERTAINMENT COMPANIES, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 536 Broadway, 7th Floor, New York, New York 10012.

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

     "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Adjusted EBITDA" means the consolidated net income of Borrower and its Subsidiaries (excluding extraordinary gains and non-cash extraordinary losses) for the applicable period (a) plus all cash Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the applicable period, (b) plus losses and, less gains, attributable to any fixed asset sales in the period, minus (c) the cash Interest Expense and depreciation attributable to Borrower's existing AT&T and Vendor Capital lease agreements.

     "Advances" has the meaning set forth in Section 2.1(a).

     "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "American   Gaming"  means  American  Gaming  Network,   Inc.,  a  Delaware
corporation.

     "American Interactive" means American Interactive Games, Inc., a Delaware corporation.

     "Annual Fee" has the meaning set forth in Section 2.10(a)(ii).

     "Asset Disposition" means any sale, exchange, or other disposition, directly or indirectly (including any loss, destruction, or condemnation), of any of the properties or assets of Borrower or one or more of the Guarantors.

     "Authorized Person" means any officer or other employee of Borrower.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

     "Certificate of Designation" means Borrower's Certificate of Designation of Preferences and Rights of Convertible Preferred Stock Series 1997-A, such Certificate of Designation to be in the form of Exhibit C-1.

     "CFC" means a "controlled  foreign  corporation" as that term is defined in
Section 957 of the IRC.

     "Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934; exclusive, however, of Lender and its Affiliates), directly or indirectly, of more than 30% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors.

     "Closing Date" means the date of the first to occur of the making of the initial Advance or the funding of the Term Loan.

     "Closing Date Projections" has the meaning set forth in Section 3.1(l).

     "Closing Fee" has the meaning set forth in Section 2.10(a)(i).

     "Code" means the New York Uniform Commercial Code.

     "Collateral" means each of the following:

     (a) the Accounts,

     (b) Borrower's Books,

     (c) the Equipment,

     (d) the General Intangibles,

     (e) the Inventory,

     (f) the Negotiable Collateral,

     (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

     (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver from the lessors of Borrower's premises located in New York, New York, and the greater Los Angeles, California area, in each case, in form and substance satisfactory to Lender.

     "Collateral Assignments of Transponder Agreement" means a collateral assignment in form and substance reasonably satisfactory to Lender, between Borrower and Lender respecting the hypothecation of such Obligor's rights under the Transponder Agreement.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-2 and delivered by the chief accounting officer of Borrower to Lender.

     "Concentration Accounts" means (a) account number 009-470-425 of CPV maintained with City National Bank, and (b) account number 8102693334 of Borrower maintained with PNC Bank, N.A.

     "Concentration Account Bank" means (a) City National Bank, whose office is located in Los Angeles, California, and whose ABA number is 122016066, and Existing Lender, whose office is located in Pittsburgh, Pennsylvania and whose ABA number is 031207607, or (b) any other domestic commercial bank or banks that are reasonably acceptable to Lender and is designated in writing from time to time by Borrower to Lender upon 30 days or more prior written notice.

     "Concentration   Account  Agreements"  means  those  certain  Concentration
Account Agreement, in form and substance satisfactory to Lender, each of which are among Borrower, Lender, and one of the Concentration Accounts Banks.

     "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

     "Copyright Security Agreements" means a Copyright Security Agreement executed and delivered by CPV in form and substance satisfactory to Lender.

     "CPV" means CPV Productions, Inc., a Delaware corporation.

     "CVS" means Cable Video Store, Inc., a Delaware corporation.

     "Cyberspice" means Cyberspice, Inc., a Delaware corporation.
     "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated Account" means account number 8102693334 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Lender.

     "Designated Account Bank" means Existing Lender, whose office is located at Pittsburgh, Pennsylvania, and whose ABA number is 031207607.

     "Direct" means Spice Direct, Inc., a Delaware corporation.

     "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Lender.

     "Dollars or $" means United States dollars.

     "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "Event of Default" has the meaning set forth in Section 8.

     "Excess Cash Flow" for any fiscal year means Adjusted EBITDA for that year minus (or plus) any increases (or decreases) in working capital (i.e., current assets minus current liabilities -- which shall exclude the Advances and cash) minus the sum of the following items for that year: (i) cash Interest Expense,
(ii) income taxes paid in cash, (iii) permitted principal payments on or mandatory redemptions of Indebtedness (other than repayments of Advances which do not permanently reduce the Maximum Revolving Amount), and (iv) capital expenditures of Borrower (inclusive, however, of capital expenditures on account of the purchase of films or libraries of films up to, but not in excess of the applicable amount set forth in the Closing Date Projections) paid in cash or paid from the proceeds of Advances.

     "Excluded Assets" means (a) the Stock of SEG, (b) the properties or assets of Borrower's CFC's, and (c) the partnership or other interest of Borrower in CVS Partners and certain related trade names and trademarks.

     "Existing Lender" means PNC Bank, N.A., formerly Midlantic Bank, N.A.

     "FEIN" means Federal Employer Identification Number.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

     "Guaranty" means that certain General Continuing Guaranty to be executed and delivered by each of the Guarantors such guaranty to be in form and substance satisfactory to Lender.

     "Guarantor Collateral" means the properties and assets of the Guarantors that are hypothecated by them in favor of Lender pursuant to the Loan Documents.

     "Guarantor Security Agreement" means that certain Security Agreement to be executed and delivered by each of the Guarantors, such security agreement to be in form and substance satisfactory to Lender.

     "Guarantors" means CPV, CVS, Direct, Guest Cinema, International, Magic Hour, Networks, and Productions.

     "Guest Cinema" means Guest Cinema, Inc., a Delaware corporation.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Home Video" means Home Video Channel, Ltd., a company formed under the laws of England.

     "Inactive Subsidiary" means any one or more of American Interactive, American Gaming, or Cyberspice.

     "Indebtedness" means, with respect to any Person: (a) all obligations for borrowed money, (b) all monetary obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other monetary obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all monetary obligations under capital leases, (d) all obligations of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation is assumed, and (e) any obligation guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person. The foregoing to the contrary notwithstanding, the term "Indebtedness" shall not include any liability of a Person for the deferred purchase price of services or property incurred in the ordinary course of business.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Interest Expense" means the consolidated expense of Borrower and its Subsidiaries for interest on Indebtedness, including amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation, and the interest component of any capital lease obligation.

     "International" means Spice International, Inc., a Delaware corporation.

     "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Official Text of the Uniform Commercial Code.

     "Investments" means (a) the acquisition of securities (whether debt or equity) of, or other ownership interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lender Account" has the meaning set forth in Section 2.6.

     "Lender Expenses" means all costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or the Guarantors under any of the Loan Documents that are paid or incurred by Lender; reasonable fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower or the Guarantors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral or Guarantor Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Lender resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or the Guarantor Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Lender in examining Borrower's Books or the books and records of the Guarantors; costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or the Guarantors; and Lender's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Guarantor), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

     "Loan Account" has the meaning set forth in Section 2.9.

     "Loan Documents" means this Agreement, the Disbursement Letter, the Pay-Off Letter, the Concentration Account Agreements, the Guaranty, the Guarantor Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreements, the Collateral Assignments of Transponder Agreement, any note or notes executed by Borrower and payable to Lender, and any other agreement entered into, now or in the future, in connection with this Agreement.

     "Magic Hour" means Magic Hour Pictures, Inc., a California corporation.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole, (b) the material impairment of Borrower's and Guarantors' ability to perform their respective obligations under the Loan Documents taken as a whole or of Lender to enforce the Obligations or realize upon the Collateral and the Guarantor Collateral taken as a whole, (c) a material adverse effect on the value of the Collateral or the Guarantor Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral and the Guarantor Collateral taken as a whole, or (d) a material impairment of the priority of Lender's Liens with respect to the Collateral and the Guarantor Collateral taken as a whole.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount, and (b) the then outstanding principal balance of the Term Loan.

     "Maximum Revolving Amount" means $3,500,000.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, security entitlements, securities (including the shares of Stock of Subsidiaries of Borrower, but exclusive of the Excluded Assets), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

     "Net Proceeds" means (a) the gross cash proceeds (including insurance proceeds, condemnation awards, and payments received from time to time in respect of installment obligations and other non-cash proceeds, if applicable) received by or on behalf of Borrower or one of the Guarantors in respect of an Asset Disposition, less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by Borrower or such Guarantor, as applicable, in connection with such Asset Disposition plus Borrower's good faith best estimate of the amount of all income taxes payable in connection with such Asset Disposition, (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the properties or assets that were the subject of such Asset Disposition, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be "Net Proceeds" of an Asset Disposition occurring on the date of such reduction, (iii) the amount applied to repay any Indebtedness secured by a Lien upon the properties or assets that were the subject of the Asset Disposition, to the extent such Indebtedness is required by its terms to be repaid as a result of such Asset Disposition, and
(iv) reasonable and customary fees, including legal fees, commissions, and expenses and other costs paid by Borrower or the Guarantor, as applicable, in connection with such Asset Disposition (other than those payable to any Affiliate of Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

     "Networks" means Spice Networks, Inc., a New York corporation.

     "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Lender and Borrower, including Borrower's obligations with respect to the Preferred Stock, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Obligor" means any Borrower or any Guarantor.

     "Ordinary Course Dispositions" means Asset Dispositions of (a) Inventory in the ordinary course of business, (b) Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (c) Equipment or Inventory between Borrower and the Guarantors for reasonable and legitimate business purposes, and (d) cash and cash equivalents consistent with the provisions hereof.

     "Overadvance" has the meaning set forth in Section 2.4.

     "Participant" means any Person to which Lender has sold a participation interest in its rights under the Loan Documents.

     "Patent Security Agreement" means a Patent Security Agreement executed and delivered by Guest Cinema, to be in form and substance satisfactory to Lender.

     "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender respecting the amount necessary to repay a portion of the obligations of Borrower owing to Existing Lender and obtain a release of Borrower's obligations with respect to the balance thereof and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower and the Guarantors.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Disposition" means (a) Ordinary Course Dispositions, (b) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Asset Dispositions by Borrower or the Guarantors, free and clear of Lender's Lien (other than its Lien in the proceeds of such Asset Disposition), of their equipment or inventory (expressly excluding their accounts, general intangibles, negotiable collateral, and real property), so long as the aggregate Net Proceeds from all such Asset Dispositions does not exceed $200,000, and (c) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Asset Disposition by Borrower of the Excluded Assets free and clear of Lender's Lien (other than its Lien in the proceeds of such Asset Disposition).

     "Permitted Investment" means (a) Permitted Ordinary Course Investments, (b) Investments existing on the Closing Date, and (c) Investments received in consideration of Permitted Dispositions.

     "Permitted Ordinary Course Investment" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Lender, (e) loans and advances to officers and employees of Borrower in the ordinary course of business (including in connection with the purchase of Stock of Borrower) in an aggregate amount at any one time outstanding not to exceed $2,000,000, (f) investments in negotiable instruments for collection, (g) advances in connection with purchasesof goods or services in the ordinary course of business, (h) deposits required i n connection with leases, (i) loans between Borrower and the Guarantors, and (j) Investments by Borrower or any of the Guarantors in Borrower or any of the Guarantors.

     "Permitted Liens" means: (a) Liens granted to Lender, (b) Liens for unpaid taxes, assessments, and government charges that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and subleases,
(e) the interests of secured parties or lessors under purchase money Liens or capital leases to the extent that the purchase money Indebtedness or capital lease is permitted under Section 7.1(d) and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the subject asset, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and the Guarantors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, contracts or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and the Guarantors and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds, (j) Liens of or resulting from any judgment or award that does not constitute an Event of Default hereunder,
(k) with respect to any real property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that do not materially interfere with or impair the use or operation thereof by Borrower or the Guarantors, (m) other Liens imposed by operation of law that do not materially affect Borrower's or the Guarantors' ability to perform their respective obligations hereunder or under the other Loan Documents, and (n) replacement or continued Liens granted to a Person who provides refinancing or continuation of Indebtedness pursuant to Section 7.1(f) hereof; provided, that the replacement or continued Lien is limited to all or part of the properties or assets that secured the refinanced or continued Indebtedness.

     "Permitted Protest" means the right of Borrower or a Guarantor to protest any Lien (other than any such Lien that secures the Obligations), tax (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower or the Guarantor, as applicable, in an amount that is reasonably satisfactory to Lender, (b) any such protest is instituted and diligently prosecuted by Borrower or the Guarantor, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender in and to the Collateral or the Guarantor Collateral.

     "Person"  means  and  includes  natural  persons,   corporations,   limited
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

     "PNC Note" means that certain Promissory Note, dated as of January 15, 1997, in the original principal amount of $400,000, executed by Borrower to the order of PNC Bank, N.A.

     "Preferred Stock" means the 8% cumulative pay-in-kind convertible, preferred Stock of Borrower, having the powers, preferences, and rights and the qualifications, limitations, or restrictions set forth in the Certificate of Designation.

     "Productions" means Spice Productions, Inc., a Nevada corporation.

     "Reference Rate" means the variable rate of interest, per annum, most recently announced by Citibank, N.A., or any successor thereto, as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

     "Release Condition" means that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) Borrower or the Guarantor, as applicable, is receiving at least fair value for the property or assets that are the subject of the Asset Disposition, (c) in the case of the disposition of Borrower's partnership or other interest in CVS Partners and the provisions of certain services (past and future), Borrower is receiving Net
Proceeds of not less than $800,000, (d) in the case of the sale of the disposition of the Stock of SEG, Borrower is receiving the promissory note described in Schedule 7.1, (e) following such Asset Disposition, the subject property or assets are not to be the subject of a lease by Borrower or the Guarantors, and (f) the subject property or assets are not being sold to, exchanged with, or disposed of to, any Affiliate of Borrower.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Request For Advance" means an irrevocable written notice from Borrower to Lender of Borrower's request for an Advance, which notice shall be substantially in the form of Exhibit R-1 attached hereto.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "SEG" means Spector Entertainment Group, Inc., a California corporation.

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

     "Stock Pledge Agreements" means (a) a Stock Pledge Agreement executed and delivered by Borrower with respect to the shares of Stock that it owns with respect to each of its direct Subsidiaries, and (b) a Stock Pledge Agreement executed and delivered by the Guarantors with respect to the shares of Stock that they own with respect to each of their direct Subsidiaries, each to be in form and substance satisfactory to Lender.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and
(iii) all amounts due to Borrower from Affiliates.

              "Term Loan" has the meaning set forth in Section 2.3.

     "Trademark Security Agreements" means (a) a Trademark Security Agreement executed and delivered by Borrower, and (b) a Trademark Security Agreement executed and delivered by the Guarantors each to be in form and substance satisfactory to Lender.

     "Voidable Transfer" has the meaning set forth in Section 15.8.

     1.2 .Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

     1.3 .Code Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 .Construction Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

     1.5 .Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. .LOAN AND TERMS OF PAYMENT.

     2.1.Revolving Advances.

         (a) Subject to the terms and conditions of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the Maximum Revolving Amount; provided, however, that as to any Advance Lender shall have received from Borrower a Request For Advance not less than 2 Business Days prior to the date on which the requested Advance is to be made. The amount of any requested Advance shall be in a minimum amount of $500,000.

         (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Lender may create reserves against the Maximum Revolving Amount without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

         (c) Lender shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations (other than under the Term
Loan) to exceed Maximum Revolving Amount.

         (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 .Term Loan Lender agrees to make a term loan (the "Term Loan") to Borrower in the principal amount of (i) $9,600,000, plus (ii) the amount of the Closing Fee, if Borrower elects to have such fee added to the principal balance of the Term Loan in accordance with Section 2.10(a)(i), plus (iii) the amount of the Annual Fees that Borrower elects to have added to the principal balance of the Term Loan in accordance with the provisions of Section 2.10(a)(ii), plus
(iv) the amount of interest added to the balance of the Term Loan in accordance with the provisions of Section 2.5. The Term Loan shall be repaid in installments of principal in the following amounts on the following dates:

           Date                                  Installment Amount
  July 1, 1998                                         $500,000
  October 1, 1998                                      $500,000
  January 1, 1999                                      $750,000
  April 1, 1999                                        $750,000
  July 1, 1999                                         the balance

The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 20 days prior written notice by Borrower to Lender, all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

                  2.3      .Mandatory Prepayments.

     (a) Prepayments from Excess Cash Flow. Within 100 days after the end of each of its fiscal years, Borrower shall prepay the Obligations in an amount equal to 65% of the Excess Cash Flow for such previous fiscal year. The calculation of Excess Cash Flow shall be based on the audited financial statements for the Borrower. The payments shall be applied in accordance with
Section 2.3(e). Concurrently with the making of any such payment, Borrower shall deliver to Lender a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid. . (b) Prepayments from Asset Dispositions. Immediately upon receipt of the Net Proceeds of any Asset Disposition other than a Permitted Disposition, Borrower shall prepay the Obligations in an amount equal to the Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with Section 2.3(e). Concurrently with the making of any such payment, Borrower shall deliver to Lender a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

     (c) Prepayment from Extraordinary Transactions. In the event that Borrower or any of the Guarantors issues Stock or Indebtedness (other than the issuance of the Preferred Stock to Lender), or enters into any merger, recapitalization, combination, or joint venture transaction, then immediately upon receipt of the net cash proceeds therefrom by Borrower or a Guarantor, as applicable (other than (a) proceeds of purchase money Indebtedness or capital leases, (b) proceeds, if any, from the issuance of Stock of Borrower to members of the management of Borrower, (c) proceeds from the issuance of Stock to Borrower or any Guarantor by any Person that was a Subsidiary of Borrower or such Guarantor immediately prior to such issuance, (d) equity contributions to any Guarantor by Borrower or any of the Guarantors), or (e) mergers, combinations, or joint ventures occurring solely between or among Borrower or the Guarantors), Borrower shall prepay the Obligations in an amount equal to the Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with Section 2.3(e). Concurrently with the making of any such payment, Borrower shall deliver to Lender a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

     (d) Prepayment From Plan Reversions. In the Event that Borrower or any of the Guarantors receives any surplus assets of any Plan, Borrower immediately shall prepay the Obligations in an amount equal to such returned surplus assets net of related transaction costs (including income, excise, or other taxes). The payments shall be applied in accordance with Section 2.3(e). Concurrently with the making of any such payment, Borrower shall deliver to Lender a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

     (e) Application of Proceeds. With respect to the mandatory prepayments described in subsections (a) through (d) above, such prepayments shall be applied first, to the payment of any unpaid Lender Expenses, second, to any accrued and unpaid fees due under this Agreement, third, to any accrued and unpaid interest due under this Agreement, fourth, in payment of the scheduled installments due under the Term Loan in the inverse order of their maturities, fifth, to the payment of any and all interest that has been paid-in-kind by being added to the balance of the Term Loan pursuant to Section 2.5(a) hereof, and, sixth, to reduce the outstanding principal balance of the Advances and to effect a commensurate permanent reduction of the Maximum Revolving Amount.

     2.4 .Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 is greater than the Dollar limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess to be used by Lender to repay Advances outstanding under Section 2.1.

     2.5 .Interest: Rates, Payments, and Calculations.

     (a) Interest Rate. Except as provided in clause (b) below, all Obligations shall bear interest at a per annum rate of 5 percentage points above the Reference Rate; provided, however, that, so long as no Event of Default has occurred and is continuing, the interest accrued with respect to the Obligations equal to 3.0% per annum shall be paid by adding the amount thereof to the balance of the Term Loan.

     (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 9 percentage points above the Reference Rate.

     (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 13% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (d) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Lender, at its option, without prior notice to Borrower, to charge such interest, all Lender Expenses (as and when incurred), the fees and charges provided for in Section 2.10 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due and all interest that is paid-in-kind and added to the principal of the Term Loan shall be compounded and shall thereafter accrue interest at the rate then applicable hereunder.

     (e) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.6 Collections. Borrower shall at all times maintain the Concentration Accounts and agrees that all Collections of Borrower and the Guarantors shall be deposited into such Concentration Accounts or into a deposit account the proceeds of which are remitted no less frequently than has been Borrower's or such Guarantor's past practice. Upon the occurrence and during the continuance of an Event of Default, Lender may elect to notify any one or more of the Concentration Account Banks to remit all amounts received in the Concentration Accounts to an account of Lender (the "Lender Account") maintained by Lender at a depositary selected by Lender. Further, Borrower acknowledges and agrees that at any time the aggregate amount of Borrower's and the Guarantors' cash or cash equivalents, including, cash or cash equivalents in the Concentration Accounts, exceeds $1,000,000, Borrower shall remit to Lender the amount in excess of $1,000,000, such amount to be applied to the then outstanding Advances and thereafter, to the prepayment of the Term Loan in accordance with Section 2.3(e).

     2.7 .Crediting Payments; Application of Collections. The receipt of any Collections by Lender (whether from transfers to Lender by the Concentration Account Bank or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Lender Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Lender only if it is received into the Lender Account on a Business Day on or before 11:00 a.m. New York time. If any Collection item is received into the Lender Account on a non-Business Day or after 11:00 a.m. New York time on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

     2.8 .Designated Account. Lender is authorized to make the Advances and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     2.9 .Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Lender to Borrower or for Borrower's account, including, accrued interest, Lender Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender Account from the Concentration Account Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statement.

     2.10 .Fees Borrower shall pay to Lender the following:

     (a) (i) Closing Fee. On the Closing Date, a closing fee (the "Closing Fee") of $900,000; which fee is in addition to any fees previously paid by Borrower to Lender; Borrower shall have the option (such option to be set forth in a written notice sent by Borrower to Lender no less than 2 Business Days prior to the Closing Date), to have the Closing Fee paid by adding the amount thereof to the balance of the Term Loan; and (ii) Annual Fees. On each anniversary of the Closing Date, an annual fee (each, an "Annual Fee") of $176,000; Borrower shall have the option (such option to be set forth in a written notice sent by Borrower to Lender no less than 10 Business Days prior to the date on which a particular Annual Fee is due, to have the Annual Fee paid by adding the amount thereof to the balance of the Term Loan; provided, however, that, from and after the date on which Borrower makes any optional prepayment of the Term Loan, Borrower no longer shall have the option to cause any subsequent Annual Fee to be added to the principal balance of the Term Loan;

     (b) Financial Examination, Documentation, and Appraisal Fees. Lender's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Lender; Lender's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral or the Guarantor Collateral performed by personnel employed by Lender; and, the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral or the Guarantor Collateral; without limiting the foregoing, which is unrestricted, Borrower acknowledges that Lender currently intends to have an appraisal conducted at least once per year and will engage a third person appraisal firm to perform such appraisal; and, on each anniversary of the Closing Date, Lender's customary fee of $1,000 per year for its loan documentation review; and

     (c) Servicing Fee. On the first day of each April, July, October, and January during term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $10,000.

     3. .CONDITIONS PRECEDENT AND SUBSEQUENT; TERM OF AGREEMENT

     3.1 .Conditions Precedent to the Initial Advance and the Term Loan. The obligation of Lender to make the initial Advance or to make the Term Loan is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or before the Closing Date:

     (a) the Closing Date shall occur on or before January 15, 1997;

     (b) Lender shall have received searches reflecting the filing of its financing statements and fixture filings;

     (c) Lender shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

     a. the Guaranty;

     b. the Guarantor Security Agreement;

     c. the Stock Pledge Agreements;

     d. the Patent Security Agreement;

     e. the Copyright Security Agreement;

     f. the Trademark Security Agreements;

     g. the Disbursement Letter;

     h. the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower;

     i. $2,425,000 of Preferred Stock; and

     j. the Collateral Assignments of Transponder Agreement;

     (d) Lender shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

     (e)  Lender  shall  have  received  copies  of  each  Obligor's   Governing
Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Obligor;

     (f) Lender shall have received certificates of status with respect to each Obligor, each dated within 10 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

     (g) Lender shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

     (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Lender and its counsel;

     (i) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender in its sole discretion;

     (j) Lender shall have received the Collateral Access Agreement with respect to Borrower's location in New York;

     (k) Lender shall have received an officer's certificate to the effect that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (l) Lender shall have received a set of projections, a copy of which shall be attached hereto as Schedule 3.1(l) (the "Closing Date Projections"), as to the projected consolidated financial performance of Borrower from the Closing Date (after giving effect to the transactions contemplated by the Loan
Documents) through fiscal year ended December 31, 1997. The Closing Date Projections shall be certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the future performance of Borrower, based on historical financial information and reasonable assumptions of management (it being acknowledged that Borrower is not representing or warranting that it will achieve the projected results); and

     (m) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender and its counsel.

     3.2 .Conditions Precedent to all Advances and the Term Loan. The following shall be conditions precedent to all Advances and the Term Loan hereunder:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any of their Affiliates.

     3.3 .Conditions Subsequent As conditions subsequent to making all Advances and the Term Loan hereunder on the Closing Date, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

     (a) within 90 days of the Closing Date, Borrower shall have closed its Concentration Account and Designated Account at PNC Bank, N.A., opened a new Concentration Account and Designated Account at a financial institution approved by Lender, transferred any funds in the Concentration Account at PNC Bank, N.A., into the new Concentration Account and delivered to Lender a Concentration Account Agreement, executed and delivered by the new financial institution, such agreement to be in form and substance satisfactory to Lender;

     (b) on or before May 15, 1997, Borrower shall have obtained and delivered to Lender a Collateral Access Agreement with respect to its location in the greater Los Angeles, California area;

     (c) within 30 days of the Closing Date, Borrower shall either (i) provide Lender with a certificate that it has disposed of SEG, or (ii) cause SEG to execute and deliver a joinder with respect to the Guaranty and Guarantor Security Agreement; and

     (d) within 2 days of the Closing Date, Borrower shall deliver to Lender a fully executed and delivered Concentration Account Agreement regading the Concentration Account of CPV maintained at City National Bank.

     3.4 .Term This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on July 15, 1999 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 .Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligation to provide additional credit hereunder is terminated.

     3.6 .Early Termination by Borrower The provisions of Section 3.4 notwithstanding, Borrower has the option, at any time upon 20 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations, in full without premium or penalty. In addition, in the event that Borrower prepays the Obligations, in full, and terminates this Agreement on or prior to January 15, 1999, Lender agrees to forgive any and all interest that accrued on the Term Loan and was paid-in-kind by being added to the principal balance of the Term Loan in accordance with the provisions of Section 2.5(a) hereof.

     4. .CREATION OF SECURITY INTEREST

     4.1 .Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's security interests in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 .Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 .Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time following the occurrence and during the continuance of an Event of Default or that Lender deems itself insecure, Lender or Lender's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Lender or that Lender has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by Borrower.

     4.4 .Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrower shall execute and deliver to Lender all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender reasonably may request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the generality of the foregoing, if Vendor Capital releases its security interest in the $375,000 certificate of deposit issued by Existing Lender and hypothecated by Borrower to Vendor Capital, Borrower agrees immediately to deliver (or cause to be delivered) such certificate of deposit to Lender and take any other step reasonably requested by Lender in order to perfect its security interest therein.

     4.5 .Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligation to extend credit hereunder is terminated.

     4.6 .Right to Inspect Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 .Quitclaim. Borrower shall cause each Inactive Subsidiary to transfer, assign, and quitclaim to Borrower all of its right, title, and interest in and to any personal and real property of any type or nature whatsoever.

     5. .REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Term Loan made thereafter, as though made on and as of the date of such Advance or Term Loan, (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 .No Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Guarantor has good and marketable title to its portion of the Guarantor Collateral, free and clear of Liens except for Permitted Liens.

     5.2 .Accounts. The Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Account.

     5.3 .Inventory. All Inventory is of good and merchantable quality, free from defects.

     5.4 .Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes (ordinary wear and tear excepted).

     5.5 .Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

     5.6 .Inventory Records. Borrower keeps correct accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

     5.7 .Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. Borrower's FEIN is 11- and 2914762, CPV's FEIN is 95-4481959, CVS's FEIN is 13-3593522, Direct's FEIN is 13-3697513, Guest Cinema's FEIN is 13-3722677, International's FEIN is 13-3688041, Magic Hour's FEIN is 95-4408483, Networks's FEIN is 13-3426694, and Productions' FEIN is 88-0326684.

     5.8 .Due Organization and Qualification; Subsidiaries.

     (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

     (b) Each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

     (c) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (d) Except as set forth on Schedule 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     (e) As to each Inactive Subsidiary: It does not own any property or assets of any consequential value (after giving effect to any transfers being made by it on the Closing Date pursuant to Section 4.7), does not currently engage in any business, and does not intend in the future to engage in any business.

     5.9 .Due Authorization; No Conflict.

     (a) Borrower:

     (1) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

     (2) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

     (3) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

     (4) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (5) The Liens granted by Borrower to Lender in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     (b) Guarantors.

     (1) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

     (2) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate, in any material respect, any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a material breach of, or constitute (with due notice or lapse of time or both) a material default under any material contractual obligation or material lease of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

     (3) Other than the filing of appropriate financing statements, fixture filings, and mortgages and related documents in respect of the Guarantor Collateral, the execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

     (4) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against it in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (5) The Liens granted by each Guarantor to Lender in and to its properties and assets are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 .Litigation There are no actions or proceedings pending by or against Borrower or a Guarantor before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or a Guarantor except for: (a) ongoing collection matters in which Borrower or a Guarantor is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower or the Guarantor, would not have a Material Adverse Change.

     5.11 .No Material Adverse Change. All financial statements relating to Borrower or a Guarantor that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and its results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12 .Solvency. No transfer of property is being made by Borrower or a Guarantor and no obligation is being incurred by Borrower or any of the Guarantors in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or the Guarantors.

     5.13 .Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

     5.14 .Environmental Condition. None of Borrower's or the Guarantors' properties or assets has ever been used by Borrower or the Guarantors or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's or the Guarantors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or a Guarantor. Neither Borrower nor any of the Guarantors have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or the Guarantors resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 .Leases. Except as set forth on Schedule 5.15, no material default by Borrower or the Guarantors exists under any lease to which it is a party and no event has occurred or exists which, with notice or lapse of time or both, would constitute a material default by Borrower or the Guarantors thereunder.

     5.16 .Capitalization. As of the Closing Date and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Borrower consists of (i) 25,000,000 shares of common stock, par value $.01 per share, of which no more than 11,400,000 shares are issued and outstanding, and no shares of which are held in treasury and (ii) 10,000,000 shares of preferred stock, of which 50,000 shares are authorized as Convertible Preferred Stock Series 1997-A (i.e., the Preferred Stock); 24,250 shares of the Preferred Stock are issued and outstanding, of which the Lender is the record owner of 100% of such shares. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of preemptive rights. The issuance and sale of all such shares has been made in compliance with all applicable federal and state securities laws. Other than in connection with the Preferred Stock and other than as set forth on Schedule 5.16, there are no subscriptions, options, warrants, or calls relating to any shares of the Borrower's capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

     5.17 .Offering of Securities. Neither Borrower nor any agent acting on behalf of Borrower has taken or will take any action that (a) would subject the issuance of any of the Preferred Stock to the provisions of section 5 of the Securities Act of 1933, as amended, or (b) violates the provisions of any securities or blue sky law of any applicable jurisdiction.

     6. .AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall and shall cause each of the Guarantors and the Inactive Subsidiaries to do (and each reference to Borrower also shall be deemed to include the Guarantors and the Inactive Subsidiaries) all of the following:

     6.1 .Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Lender. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 .Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender: (a) the items identified on
Schedule 6.2, and (b) such other reports as to the Collateral or the financial condition of Borrower as Lender may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Lender's direction, the invoices shall indicate on their face that the Account has been assigned to Lender and that all payments are to be made directly to Lender.

     6.3 .Financial Statements, Reports, Certificates. Deliver to Lender: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

     Together with the above, Borrower also shall deliver to Lender Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Lender relating to the financial condition of Borrower.

     Each month,  together with the financial  statements  provided  pursuant to
Section 6.3(a), Borrower shall deliver to Lender a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Lender hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Sections 7.20 and 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20 and 7.21, and (iv) on the date of delivery of such certificate to Lender there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

     In addition to the foregoing, the Borrower shall deliver to the Lender, as soon as available, but in any event (a) within 30 days after the beginning of each fiscal year of Borrower, a copy of the plan and forecast (including a projected closing balance sheet and projected income statements and funds flow statements) of Borrower for such fiscal year; and (b) within 30 days after the end of the second fiscal quarter of the Borrower in each fiscal year, an update of each plan and forecast delivered with respect to the fiscal year in which such fiscal quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts.

     6.4 .Tax Returns Deliver to Lender copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

     6.5 .[intentionally omitted].

     6.6 .Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

     6.7 .Title to Equipment. Upon Lender's request, Borrower immediately shall deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

     6.8 .Maintenance of Equipment Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     6.9 .Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

     6.10 .Insurance.

     (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of New York. All hazard insurance and such other insurance as Lender shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Lender, showing Lender as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain the insurer's standard form agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Lender and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

     (c) Original policies or certificates thereof satisfactory to Lender evidencing such insurance shall be delivered to Lender at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Lender prompt notice of any loss covered by such insurance, and Lender shall have the right to adjust any loss. Lender shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations without premium, in such order or manner as Lender may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Lender for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Lender shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Lender shall determine.

     (d) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.10, unless Lender is included thereon as named insured with the loss payable to Lender under a standard 438BFU endorsement, or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Lender.

     6.11 .No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.12 .Location of Inventory and Equipment. Other than the Equipment described as "Excluded Equipment" on Schedule 6.12, keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests in such assets.

     6.13 . Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

     6.14 .Employee Benefits

     (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Lender, upon Lender's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 .Leases Pay when due (or within applicable grace periods) all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Lender shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Revolving Amount.

     7. .NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do and will not fail to cause each of the Guarantors and the Inactive Subsidiaries to do (and each reference to Borrower also shall be deemed to include the Guarantors and the Inactive Subsidiaries) any of the following without Lender's prior written consent:

     7.1 .Indebtedness.  Create, incur, assume, permit,  guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement;

     (b) Indebtedness set forth on Schedule 7.1;

     (c) Indebtedness owed by one Obligor to another Obligor, so long as such Indebtedness is unsecured and is the subject of a subordination agreement in form and substance satisfactory to Lender;

     (d) Indebtedness in respect of capital leases or purchase money financings so long as the acquisition of the subject asset or assets was permitted by
Section 7.21;

     (e) Indebtedness evidenced by the PNC Note; and

     (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (d), or (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness.

     7.2 .Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(f) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

     7.3 .Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets. Without limiting the generality of the foregoing, no Inactive Subsidiary shall acquire any property or asset or engage in business.

     7.4 .Disposal of Assets. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets.

     7.5 .Change Name. Without at least 30 days prior written notice, change Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

     7.6 .Guarantee Guarantee or otherwise become in any way liable with respect to the obligations of any Person which is not Borrower or a Guarantor except (i) by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender, and (ii) indemnification obligations contained in the by-laws of Borrower or any Subsidiary for its directors, officers, and employees.

     7.7 .Nature of Business Make any change in the principal nature of Borrower's business, with the exception of changes in the (i) media used to distribute its products and services, and (ii) geographical distribution of its products and services.

     7.8 .Prepayments and Amendments.

     (a) Except in connection with a refinancing permitted by Section 7.1(f), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement;

     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), or (f); and

     (c) Upon the occurrence and during the continuance of an Event of Default, pay any obligation owing under the PNC Note.

     7.9 .Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 .[intentionally omitted].

     7.11 .Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital Stock, of any class, whether now or hereafter outstanding, except that any Subsidiary of Borrower may declare and pay dividends or other distributions in cash to such Subsidiary's immediate parent.

     7.12 .Accounting Methods. Other than as may be required by changes in GAAP, modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party service bureau for the preparation or storage of Borrower's accounting records without said service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13  .Investments.  Directly or indirectly make any Investments except for
(i) Permitted Investments (other than of the type described in clause (ii)), and
(ii) loans or other advances of money (other than salary) to its officers, directors and employees at any one time outstanding in an aggregate amount not to exceed $375,000.

     7.14 .Transactions with Affiliates. Except as permitted by Section 7.13, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 .Suspension. Suspend or go out of a substantial portion of its business.

     7.16 .[intentionally omitted].

     7.17 .Use of Proceeds Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to retire the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender in accordance with the Pay-Off Letter; provided, however, that not more than $1,000,000 of Advances under Section 2.1 may be used to complete such payment, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18 .Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

     7.19 .No Prohibited Transactions Under ERISA. Directly or indirectly:

     (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

     (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

     7. withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

     which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $1.00.

     7.20 .Financial Covenants. Fail to maintain:

     Current  Ratio.  A  ratio  of   Consolidated   Current  Assets  divided  by
Consolidated Current Liabilities of at least .25: 1.0, measured on a fiscal quarter-end basis;

     Tangible Net Worth. Tangible Net Worth of at least ($9,000,000), measured on a fiscal quarter-end basis;

     Adjusted EBITDA. Adjusted EBITDA for the applicable quarter of not less than the relevant amount for the applicable quarter set forth in the following table, measured on a fiscal quarter-end basis:

  .Period Ending                                  Minimum Adjusted EBITDA
   -------------                                  -----------------------
       3/31/97                                          $   600,000
       6/30/97                                           $1,800,000
       9/30/97                                           $2,400,000
       12/31/97                                          $2,400,000
       03/31/98                                          $2,400,000
       06/30/98                                          $2,500,000
       09/30/98                                          $2,600,000
       12/31/98                                          $2,600,000
       03/31/99                                          $3,200,000

     (a) Revenues. Revenues of not less than the relevant amount for the applicable quarter set forth in the following table, measured on a fiscal quarter-end basis:


              .Period Ending                          Minimum Revenues
                 03/31/97                                $  7,700,000
                 06/30/97                                $  8,800,000
                 09/30/97                                $  9,400,000
                 12/31/97                                $ 10,100,000
                 03/31/98                                $ 10,300,000
                 06/30/98                                $ 10,600,000
                 09/30/98                                $ 10,900,000
                 12/31/98                                $ 11,200,000
                 03/31/99                                $ 11,800,000

     7.21 .Capital Expenditures. Make capital expenditures (other than on account of films or film libraries) in excess of the following amounts for the applicable 6-month period (each, a "Period") then-ended: (a) 6/30/97 -- $500,000, (b) 12/31/97 -- $500,000, (c) 6/30/98 -- $750,000, (d) 12/31/98 --
$750,000, and (e) 6/30/97 -- $1,000,000. To the extent that all or any portion of any such amount is not used in any Period, such unused amount may be carried forward to the immediately following Period to be used for capital expenditures; provided that (x) any amount carried forward from the immediately preceding Period shall not be utilized during Period to make capital expenditures unless and until the amount available for such Period shall have been utilized in full for capital expenditures during such Period, and (y) no amounts once carried forward to the next Period may be carried forward to any Period thereafter.

     ` 8. .EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If any Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

     8.2 (a) If any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reports) or 6.3 (Financial Statements) of this Agreement and such failure continues for a period of five (5) days from the date Lender sends such Obligor telephonic or written notice of such failure or neglect; (b) If any
Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Locations of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (c) If any Obligor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.6 (Returns), or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) days from the date Lender sends such Obligor telephonic or written notice of such failure or neglect; or (d) If any Obligor fails or neglects to perform, keep, or observe any other term, provision, condition (whether precedent or subsequent), covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between one or more of the Obligors and Lender (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);

     8.3 If there is a Material Adverse Change;

     8.4 If any material portion of Borrower's or any Guarantor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

     8.5 If an Insolvency Proceeding is commenced by Borrower or any Guarantor;

     8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower or any Guarantor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any Guarantor; or (e) an order for relief shall have been issued or entered therein;

     8.7 If Borrower or any Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any Guarantor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any Guarantor's properties or assets and the same is not paid on the payment date thereof;

     8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any Guarantor's properties or assets;

     8.10 If there is a default in any material agreement to which Borrower or any Guarantor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or such Guarantor's obligations thereunder;

     8.11 If Borrower or any Guarantor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or a Guarantor or any officer, employee, agent, or director of Borrower or a Guarantor, or if any such warranty or representation is withdrawn; or

     8.13 If the obligation of any Guarantor under the Guaranty or of any other third Person under any Loan Document is limited or terminated by operation of law or by the Guarantor or other third Person thereunder, or any Guarantor or other third Person becomes the subject of an Insolvency Proceeding.

     9. .LENDER'S RIGHTS AND REMEDIES

     9.1 .Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

     (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

     (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Lender's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

     (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

     (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;

     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

     (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

     (k) Lender shall give notice of the disposition of the Collateral as follows:

     (1) Lender shall give Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

     (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

     (3) If the sale is to be a public sale, Lender also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (l) Lender may credit bid and purchase at any public sale; and

     (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

     9.2 .Remedies Cumulative. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

     10. .TAXES AND EXPENSES.

     If Borrower or a Guarantor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Lender determines that such failure by Borrower or such Guarantor could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. .WAIVERS; INDEMNIFICATION

     11.1 .Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     11.2 .Lender's Liability for Collateral. So long as Lender complies with its obligations, if any, under Section 9-207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 .Indemnification. Borrower shall pay, indemnify, defend, and hold Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12. .NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Lender, as the case may be, at its address set forth below:

     If to Borrower: SPICE ENTERTAINMENT COMPANIES, INC. 536 Broadway, 7th Floor New York, New York 10012 Attn: Mr. Roger Faherty Fax No. 212.226.6354

         with copies to:            STRADLEY RONON STEVENS & YOUNG, LLP
                                    2600 One Commerce Square
                                    Philadelphia, PA 19103
                                    Attn: Alan R. Gedrich, Esq.
                                    Fax No. 215.564.8120

         If to Lender:              MADELEINE L.L.C.
                                    950 Third Avenue
                                    20th Floor
                                    New York, New York 10022
                                    Attn:  Mr. Kevin P. Genda
                                    Fax No. 212.758.5305

         with copies to:           BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn:   John  Francis Hilson, Esq.
                                   Fax No. 213.745.3345

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13. .CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT LOCATED IN A JURISDICTION IN WHICH ALL OR ANY PORTION OF THE COLLATERAL IS LOCATED AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. .DESTRUCTION OF BORROWER'S DOCUMENTS

     All documents, schedules, invoices, agings, or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender 4 months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15. .GENERAL PROVISIONS.

     15.1 .Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     15.2 .Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

     15.3 .Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     15.4 .Interpretation Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     15.5 .Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     15.6 .Amendments in Writing. This Agreement can only be amended by a writing signed by both Lender and Borrower.

     15.7 .Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     15.8 .Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor of the Obligations or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     15.9 .Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     15.10 .Issuance of Preferred Stock.

     (a) Borrower has authorized the issuance and delivery to the Lender of 24,250 shares of the Preferred Stock, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof set forth in the Certificate of Designation.

     (b) Borrower hereby agrees to issue to the Lender and, subject to the terms and conditions herein set forth, Lender agrees to acquire from the Borrower 24,250 shares of Preferred Stock, in the form of one or more instruments issued in the name of the Lender or that of its nominee, as the Lender shall request, in consideration for the execution and delivery of this Agreement by Lender and the making of the Term Loan and the Advances.

     (c) Lender represents, and in entering into this Agreement Borrower understands, that Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, that Lender is acquiring the Preferred Stock for the purpose of investment and not with a view to the distribution thereof, and that Lender has no present intention of selling, negotiating, or otherwise disposing of the Preferred Stock; provided, however, that the disposition of Lender's property shall at all times be and remain within its control.

     (d) Subject to the conditions precedent set forth in Section 3 and in reliance upon the representations and warranties set forth in Section 5, the sale and delivery of the Preferred Stock to be acquired by Lender shall take place at the offices of Brobeck, Phleger & Harrison LLP, located in New York, New York, at a closing (the "Closing") on the Closing Date. At the Closing, Borrower will deliver to Lender the Preferred Stock to be acquired by it.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in New York, New York.


                                      SPICE ENTERTAINMENT COMPANIES, INC.,
                                      a Delaware corporation


                                      By: /s/ J. Roger Faherty
                                          -------------------------------
                                           J. Roger Faherty
                                           Chairman and Chief Executive Officer




                                      MADELEINE L.L.C.,
                                      a New York limited liability company


                                      By: /s/ Kevin Genda
                                          --------------------------------
                                           Kevin Genda
                                           Attorney in Fact